UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2008

PANTHEON CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52275	20-4665079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10-64 #9 Jianguomenwai Avenue Chaoyang District, Beijing, China	100600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-85322720

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As described in the registrant’s definitive proxy statement filed on December 4, 2008 with the Securities and Exchange Commission, Pantheon China Acquisition Corp. (“Pantheon”), is currently seeking approval from holders of its common stock of proposed amendments to its certificate of incorporation (the “Extension Amendment”), to extend the time in which it must complete a business combination before it is required to be liquidated and grant conversion rights to holders of its public common stock in connection with such vote to approve the Extension Amendment.  As further contemplated by such definitive proxy statement, China Cord Blood Services Corporation (“CCBS”) and its affiliates, have continued to explore transactions pursuant to which shares of public common stock held by stockholders intending to vote against the Extension Amendment could be acquired in open market or privately negotiated transactions with the effect that the necessary votes for approval of the Extension Amendment (and against conversion) are held by persons known to CCBS as interested in continuing to pursue a business combination of Pantheon and CCBS.

As part of these arrangements, Pantheon is aware that Modern Develop Limited (“Modern”), an independent third party, is currently in negotiations with certain third party institutional investors and is exploring the means by which a sufficient number of shares of Pantheon’s public common stock could be purchased in the open market and/or through negotiated private transactions with the voting of such shares by such institutional investors to be in favor of the Extension Amendment.  Pantheon believes that such institutional investors would not purchase any shares at a price exceeding $5.97, which represents the estimated liquidation distribution per share as of Pantheon’s common stockholders might receive in the event stockholders did not approve the business combination and Pantheon were forced to liquidate less a time-value-of-money discount, approximating market price, and that their offer to purchase such stock would not be contingent on the sale of a fixed number of shares.  In the event that such purchases do occur, the institutional investors are likely to seek assurance from Modern that it will ultimately acquire such shares of public common stock at the time of the business combination or that Pantheon will be liquidated promptly in accordance with Delaware law, which assurance is expected to take the form of an option agreement designed to provide an economic incentive to the institutional investor to acquire sufficient shares of Pantheon’s common stock to facilitate the Extension Amendment, while protecting it against the risk that the business combination does not go forward or goes forward on terms unacceptable to the investor.  Pantheon is expected to be a party to any such option agreement only to the extent it is necessary to provide assurance to the institutional investors that it will liquidate promptly should the merger agreement be terminated prior to its consummation.  In addition, it is possible that Modern or its affiliates may transfer shares of common stock or other securities to such institutional investors in connection with such transaction.

In the event the purchases are consummated and an option agreement executed, an amendment to this Current Report on Form 8-K providing a summary of the terms of the option agreement will be promptly filed with the Commission and details of any purchases made disclosed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 8, 2008

PANTHEON CHINA ACQUISITION CORP.

By:	/s/ Mark D. Chen
Mark D. Chen Chairman, Chief Executive Officer and President